Exhibit 1.01	Conflict Minerals Report

This is the Conflict Minerals Report of TTM Technologies, Inc. (the “Company” or “TTM”) for calendar year ended December 31, 2014 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

(1)	Product Description

TTM is a leading global provider of time-critical and technologically complex printed circuit board (PCB) products and backplane assemblies (PCAs) populated with electronic components, which serve as the foundation for sophisticated electronic products. The Company provides advanced technology products and offers a one-stop manufacturing solution to customers from engineering support to prototype development through final volume production. The Company serves a diversified customer base in various markets throughout the world, including manufacturers of networking/communications infrastructure products, touch screen tablets and smartphones. The Company also serves aerospace and defense, high-end computing, and industrial/medical industries. The Company’s customers include both original equipment manufacturers (OEMs) and electronic manufacturing services (EMS) providers.

(2)	Due Diligence in Accordance with the OECD 5-Step Framework

Step 1 – Establish Strong Company Management Systems

1.1	TTM has adopted a Conflict Minerals Policy and Statement. A copy of the Statement, together with a copy of this Form SD and Conflict Minerals Report, can be found on the Company’s website at http://ttmtech.com/about/documents/Conflict_Minerals_Information.pdf. The content of our website as referred to in this Form and Report is included for general information only and is not incorporated by reference herein. In accordance with the Policy, TTM is continuing to review its suppliers’ declarations and has sought their cooperation and assistance in ensuring that the Conflict Minerals used in TTM products are sourced reliably and responsibly. As noted in the Policy, in an effort to mitigate risk, TTM’s purchasing decisions will be influenced by the level of cooperation it receives from suppliers in responding to the Company’s diligence inquiries and otherwise in sourcing responsibly from non-conflict areas

1.2	In 2014, TTM created a Conflict Minerals Steering Committee (Steering Committee) to review and enhance the cross-functional working group (the “Working Group”) that was formed in 2013 and tasked with developing policies and procedures consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals for Conflict-Affected and High-Risk Areas, including both Supplements on Tin, Tantalum and Tungsten, and the Gold Supplement (the “Guidance”), relating to columbite-tantalite (coltan), cassiterite, wolframite, or their derivatives (limited to tantalum, tin, and tungsten), and gold (collectively, “Conflict Minerals”).

1.3	In accordance with the requirements of Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, and the instructions to Form SD, the Working Group initially reviewed the Company’s PCB and printed circuit assembly (PCA) products, both of which are manufactured to customer specifications, to determine if they contained Conflict Minerals necessary to the product’s generally expected functions, use, purpose or production.

1.4	The Working Group concluded the bare PCBs may contain either gold or tin in surface finishes, and PCAs may contain any of the four Conflict Minerals in component terminal finishes. As a company in the manufacturing and assembly of PCBs and PCAs, TTM is several levels removed from the actual mining and refining of Conflict Minerals. TTM does not purchase raw ore or unrefined Conflict Minerals and makes no direct purchases in the Covered Countries (the Democratic Republic of Congo, or DRC, the Republic of Congo, Angola, Burundi, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda or Zambia).

Step 2 – Identify and Assess Risks in the Supply Chain

2.1	The Working Group then identified the suppliers of the chemistries and components that contain Conflict Minerals in these products and conducted a supply-chain survey to obtain source smelter identification from its suppliers of Conflict Minerals using the standard conflict minerals reporting template (CMRT) published by the Conflict Free Sourcing Initiative (CFSI) (formerly the Electronic Industry Citizenship Coalition and Global e-Sustainability Initiative (“EICC-GeSI”)).

2.2	The template was distributed to all identified suppliers of components or materials containing Conflict Minerals to determine the country of origin of the Conflict Minerals contained therein; whether such Conflict Minerals were sourced from recycled or scrap materials; or whether such Conflict Minerals were otherwise outside of the supply chain as of January 31, 2013. The template requested information on Conflict Minerals in components or materials supplied to TTM during calendar year 2014 and contained representations as to the source and origin of the necessary Conflict Minerals contained in the relevant products.

2.3	In addition to identifying suppliers of Conflict Minerals to the Company and conducting the supply-chain survey, TTM’s diligence measures included requesting suppliers to declare if any Conflict Minerals utilized in their products originate in the Covered Countries.

2.4	Smelters and refiners identified in the supply-chain survey were compared to the list of smelters that have been validated as “conflict free” by the CFSI Conflict Free Smelter Program(“CFS”).

2.5	Weekly tracking of supplier responses and follow-up with unresponsive suppliers was conducted as needed. 100% of PCB suppliers and 94% of PCA suppliers submitted acceptable and complete CMRTs.

2.6	Through this supplier survey process, TTM learned that 100% of its PCB suppliers identified all of their source smelters of conflict minerals, but 27% of customer specified suppliers of Conflict Minerals for its PCA products had identified some, but not all, of their source smelters. TTM is continuing to work with such suppliers to obtain complete and accurate information relating to the source smelters.

Step 3 – Design and Implement a Strategy to Respond to Identified Risks

3.1	Results of the supplier survey program were reviewed with senior management monthly from September 2014 to April 2015.

3.2	Suppliers that were non-responsive were reviewed with purchasing and sales management for continued business. At least one supplier was disqualified for failure to respond to the Company’s Conflict Mineral requests. Further, a PCA customer was advised that TTM will not bid on future assembly requests because one of its AVL (Approved Vendor List) suppliers refused to provide Conflict Mineral information to TTM.

3.3	As the Company reported for the year ended December 31, 2013, one of its tin source smelters, Malaysia Smelting Corporation based in Penang, Malaysia (“MSC”), which supplies tin products used by the Company in connection with both PCBs and PCAs, purchases 15-20% of its tin ore from predominantly artisanal miners in Central Africa. The MSC smelter has been certified by CFSI as “conflict-free.”

3.4	Additional smelters that some suppliers reported source some of their feedstock ores from the covered countries of the DRC region and process said ores through their CFS-validated smelters to produce products required by the Company’s printed circuit assembly customers for incorporation into electronic assemblies (aka PCAs) include the following Conflict Minerals during 2014:

Tantalum	Conghua Tantalum & Niobium Smeltry	-	China
	F&X Electro-Materials Ltd.	-	China
	Global Advanced Metals Aizu	-	Japan
	Global Advanced Metals Boyertown	-	United States
	JiuJiang Tanbre Co. Ltd.	-	China
	Kemet Electronic Products	-	United States
	Ningxia Oriet Tantalum Industry Co. Ltd.	-	China
	Ulba	-	Kazakhstan

Tungsten	Xiaman Tungsten (H.C.) Co., Ltd.	-	China

Gold	Argor Hereaus	-	Switzerland

These smelters are all CFS validated and TTM has no reason to otherwise believe that any of these conflict minerals financed or benefited armed groups that operate in the covered countries of the DRC region.

3.5	As noted above, the Company’s supply chain survey did not yield complete source-smelter information from a small number of customer specified suppliers of Conflict Minerals for TTM’s PCA products. The Company is continuing its efforts to work with such suppliers to ensure that complete information is provided to the Company, including the country of origin of the relevant Conflict Minerals and the identity of the source smelters used to process the minerals. As additional information is obtained, the Company will undertake to determine whether such smelters have been certified by CFS as “conflict-free” or otherwise. In connection with such continuing diligence, the Company intends to increase education of and outreach to its suppliers.

Step 4 – Carry Out Independent Third-Party Audit (IPSA) of Smelter/Refiner’s Due Diligence Practices

4.1	TTM will obtain an IPSA, as and when required, in accordance with the requirements of Form SD, as currently modified by the guidance set forth in the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). In accordance with the foregoing, TTM has not obtained an independent private sector audit of this Report.

Step 5 – Report Annually on Supply Chain Due Diligence

5.1	TTM submitted its initial Form SD with Exhibit 1.01 for the reporting period ended December 31, 2013 to the SEC and posted same on TTM’s external web site on June 2, 2014.

Products

The Company has identified the following products that may contain Conflict Minerals necessary to the functionality or production of products manufactured, or contracted to manufacture:

As noted in section (1) above, TTM products are the following:

1.	Bare Printed circuit boards (PCBs) fabricated to customer specifications, and

2.	Printed circuit assemblies (PCAs) assembled to customer specified bills of materials (BOMs) using customer controlled components from customer approved vendor lists (AVLs).

As shown in Appendix I, all PCB suppliers not only identified all of their source smelters for gold and tin that are used in PCB surface finishes, but also 17 of 20 source smelters are validated conflict free, and the remaining 3 tin smelters are actively seeking CFS validation. Therefore, in the near future, TTM expects that its PCB conflict minerals source smelters should be validated by CFSI as conflict-free smelters.

Summary

TTM’s success in making determinations about the potential presence of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the Guidance provided by the OECD. The failure to obtain reliable information from any level of TTM’s supply chain could have a material impact on the Company’s future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that the Company’s suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that TTM considers reliable or in a time frame sufficient to allow the Company to make its own assessment following appropriate further diligence measures, if any.

Appendix I

Source conflict minerals smelters for PCB global operations during 2014

Appendix II

Source conflict minerals smelters for PCA global operations during 2014

Appendix I

Conflict Minerals Sources to TTM PCB Global Operations

2014

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Gold		Western Australian Mint trading as The Perth Mint	AUSTRALIA	Y
Gold		Umicore SA Business Unit Precious Metals Refining	BELGIUM	Y
Gold		Royal Canadian Mint	CANADA	Y
Gold		Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Y
Gold		Heraeus Ltd. Hong Kong	HONG KONG	Y
Gold		Rand Refinery (Pty) Ltd	SOUTH AFRICA	Y
Gold		Metalor Technologies SA	SWITZERLAND	Y
Gold		Metalor USA Refining Corporation	UNITED STATES	Y
Gold		Ohio Precious Metals, LLC	UNITED STATES	Y
Gold	10	United Precious Metal Refining, Inc.	UNITED STATES	Y
Tin		Metallo Chimique	BELGIUM	Y
Tin		EM Vinto	BOLIVIA	Y
Tin		OMSA	BOLIVIA	Y
Tin		Cooper Santa	BRAZIL	ACTIVE
Tin		Mineração Taboca S.A.	BRAZIL	Y
Tin		White Solder Metalurgia e Mineração Ltda.	BRAZIL	Y
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	ACTIVE
Tin		Yunnan Tin Company, Ltd.	CHINA	Y
Tin		CV United Smelting	INDONESIA	Y
Tin		PT Bangka Putra Karya	INDONESIA	Y	Ceased operation 2/1/2015
Tin		PT Bukit Timah	INDONESIA	y
Tin		PT Inti Stania Prima	INDONESIA	ACTIVE
Tin		PT Stanindo Inti Perkasa	INDONESIA	Y
Tin		PT Tambang Timah	INDONESIA	Y
Tin		PT Timah (Persero), Tbk	INDONESIA	Y
Tin		Mitsubishi Materials Corporation	JAPAN	Y
Tin		Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Tin		Minsur	PERU	Y
Tin		Thaisarco	THAILAND	Y
Tin	20	Alpha	UNITED STATES	Y
	30	Total PCB Source Smelters

Appendix II

Conflict Minerals Sources to TTM Assembly Divisions

2014

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Gold		Advanced Chemical Company	UNITED STATES
Gold		Aida Chemical Industries Co. Ltd.	JAPAN	ACTIVE
Gold		Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Y
Gold		Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold		AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Y
Gold		Argor-Heraeus SA	SWITZERLAND	Y
Gold		Asahi Pretec Corporation	JAPAN	Y
Gold		Asaka Riken Co Ltd	JAPAN	ACTIVE
Gold		Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Y
Gold		Aurubis AG	GERMANY	Y
Gold		Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold		Bauer Walser AG	GERMANY
Gold		Boliden AB	SWEDEN	Y
Gold		C. Hafner GmbH + Co. KG	GERMANY
Gold		Caridad	MEXICO
Gold		CCR Refinery – Glencore Canada Corporation	CANADA	Y
Gold		Cendres + Métaux SA	SWITZERLAND	ACTIVE
Gold		Chimet S.p.A.	ITALY	Y
Gold		China National Gold Group Corporation	CHINA
Gold		Chugai Mining	JAPAN
Gold		Colt Refining	UNITED STATES
Gold		Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold		Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold		Do Sung Corporation	KOREA, REPUBLIC OF
Gold		Doduco	GERMANY
Gold		Dowa	JAPAN	Y
Gold		Eco-System Recycling Co., Ltd.	JAPAN	Y
Gold		FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold		Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold		Guangdong Jinding Gold Limited	CHINA
Gold		Heimerle + Meule GmbH	GERMANY	Y
Gold		Heraeus Ltd. Hong Kong	HONG KONG	Y
Gold		Heraeus Precious Metals GmbH & Co. KG	GERMANY	Y
Gold		Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold		Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold		Inner Mongolia Qiankun Gold and Silver Refinery Share Com	CHINA
Gold		Ishifuku Metal Industry Co., Ltd.	JAPAN	Y
Gold		Istanbul Gold Refinery	TURKEY	Y
Gold		Japan Mint	JAPAN	Y
Gold		Jiangxi Copper Company Limited	CHINA
Gold		Johnson Matthey Inc	UNITED STATES	Y
Gold		Johnson Matthey Ltd	CANADA	Y
Gold		JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold		JSC Uralelectromed	RUSSIAN FEDERATION
Gold		JX Nippon Mining & Metals Co., Ltd.	JAPAN	Y
Gold		Kazzinc Ltd	KAZAKHSTAN
Gold		Kennecott Utah Copper LLC	UNITED STATES	Y
Gold		Kojima Chemicals Co., Ltd	JAPAN	Y
Gold		Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold		Kyrgyzaltyn JSC	KYRGYZSTAN
Gold		L’ azurde Company For Jewelry	SAUDI ARABIA
Gold		Lingbao Gold Company Limited	CHINA
Gold		Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold		LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Y
Gold		Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold		Materion	UNITED STATES	Y
Gold		Matsuda Sangyo Co., Ltd.	JAPAN	Y
Gold		Metalor Technologies (Hong Kong) Ltd	HONG KONG	Y
Gold		Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Y
Gold		Metalor Technologies SA	SWITZERLAND	Y
Gold		Metalor USA Refining Corporation	UNITED STATES	Y
Gold		Met-Mex Peñoles, S.A.	MEXICO
Gold		Mitsubishi Materials Corporation	JAPAN	Y
Gold		Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold		Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold		Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold		Navoi Mining and Metallurgical Combinat	UZBEKISTAN

1 of 4

Conflict Minerals Sources to TTM Assembly Divisions

2014

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Gold		Nihon Material Co. LTD	JAPAN	Y
Gold		Ohio Precious Metals, LLC	UNITED STATES	Y
Gold		Ohura Precious Metal Industry Co., Ltd	JAPAN	Y
Gold		OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (O	RUSSIAN FEDERATION
Gold		OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold		PAMP SA	SWITZERLAND	Y
Gold		Penglai Penggang Gold Industry Co Ltd	CHINA
Gold		Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold		PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold		PX Précinox SA	SWITZERLAND	Y
Gold		Rand Refinery (Pty) Ltd	SOUTH AFRICA	Y
Gold		Republic Metals Corporation	UNITED STATES
Gold		Royal Canadian Mint	CANADA	Y
Gold		Sabin Metal Corp.	UNITED STATES	ACTIVE
Gold		Samduck Precious Metals	KOREA, REPUBLIC OF
Gold		SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold		Schone Edelmetaal	NETHERLANDS	Y
Gold		SEMPSA Joyería Platería SA	SPAIN	Y
Gold		Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Y
Gold		So Accurate Group, Inc.	UNITED STATES
Gold		SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	ACTIVE
Gold		Solar Applied Materials Technology Corp.	TAIWAN	Y
Gold		Sumitomo Metal Mining Co., Ltd.	JAPAN	Y
Gold		Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Gold		The Great Wall Gold and Silver Refinery of China	CHINA
Gold		The Refinery of Shandong Gold Mining Co. Ltd	CHINA	Y
Gold		Tokuriki Honten Co., Ltd	JAPAN	Y
Gold		Tokuriki Honten Co., Ltd	JAPAN	Y
Gold		Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold		Torecom	KOREA, REPUBLIC OF
Gold		Umicore Brasil Ltda	BRAZIL	Y
Gold		Umicore Precious Metals Thailand	THAILAND	Y
Gold		Umicore SA Business Unit Precious Metals Refining	BELGIUM	Y
Gold		United Precious Metal Refining, Inc.	UNITED STATES	Y
Gold		Valcambi SA	SWITZERLAND	Y
Gold		Western Australian Mint trading as The Perth Mint	AUSTRALIA	Y
Gold		YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	ACTIVE
Gold		Yokohama Metal Co Ltd	JAPAN	ACTIVE
Gold		Yunnan Copper Industry Co Ltd	CHINA
Gold		Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	108	Zijin Mining Group Co. Ltd	CHINA
Tantalum		Changsha South Tantalum Niobium Co., Ltd.	CHINA	Y
Tantalum		Conghua Tantalum and Niobium Smeltry	CHINA	Y
Tantalum		Duoluoshan	CHINA	Y
Tantalum		Exotech Inc.	UNITED STATES	Y
Tantalum		F&X Electro-Materials Ltd.	CHINA	Y
Tantalum		Global Advanced Metals Aizu	JAPAN
Tantalum		Global Advanced Metals Boyertown	UNITED STATES	Y
Tantalum		Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Y
Tantalum		H.C. Starck Co., Ltd.	THAILAND	Y
Tantalum		H.C. Starck GmbH Goslar	GERMANY	Y
Tantalum		H.C. Starck GmbH Laufenburg	GERMANY	Y
Tantalum		H.C. Starck Hermsdorf GmbH	GERMANY	Y
Tantalum		H.C. Starck Inc.	UNITED STATES	Y
Tantalum		H.C. Starck Ltd.	JAPAN	Y
Tantalum		H.C. Starck Smelting GmbH & Co.KG	GERMANY	Y
Tantalum		Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Y
Tantalum		Hi-Temp	UNITED STATES	Y
Tantalum		JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Y
Tantalum		Jiujiang Tanbre Co., Ltd.	CHINA	Y
Tantalum		KEMET Blue Metals	MEXICO	Y
Tantalum		KEMET Blue Powder	UNITED STATES	Y
Tantalum		King-Tan Tantalum Industry Ltd	CHINA	ACTIVE
Tantalum		LSM Brasil S.A.	BRAZIL	Y
Tantalum		Metallurgical Products India (Pvt.) Ltd.	INDIA	Y
Tantalum		Mineração Taboca S.A.	BRAZIL	Y
Tantalum		Mitsui Mining & Smelting	JAPAN	Y

2 of 4

Conflict Minerals Sources to TTM Assembly Divisions

2014

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Tantalum		Molycorp Silmet A.S.	ESTONIA	Y
Tantalum		Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Y
Tantalum		Plansee SE Liezen	AUSTRIA	Y
Tantalum		Plansee SE Reutte	AUSTRIA	Y
Tantalum		QuantumClean	UNITED STATES	Y
Tantalum		RFH Tantalum Smeltry Co., Ltd	CHINA	Y
Tantalum		Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum		Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Y
Tantalum		Taki Chemicals	JAPAN	Y
Tantalum		Telex	UNITED STATES	Y
Tantalum		Ulba	KAZAKHSTAN	Y
Tantalum		Yichun Jin Yang Rare Metal Co., Ltd	CHINA	Y
Tantalum	39	Zhuzhou Cement Carbide	CHINA	Y
Tin		Alpha	UNITED STATES	Y
Tin		China Rare Metal Materials Company	CHINA
Tin		China Tin Group Co., Ltd.	CHINA	ACTIVE
Tin		CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin		Cooper Santa	BRAZIL	ACTIVE
Tin		CSC Pure Technologies	RUSSIAN FEDERATION
Tin		CV DS Jaya Abadi	INDONESIA
Tin		CV Duta Putra Bangka	INDONESIA
Tin		CV Gita Pesona	INDONESIA	ACTIVE
Tin		CV JusTindo	INDONESIA	ACTIVE
Tin		CV Makmur Jaya	INDONESIA
Tin		CV Nurjanah	INDONESIA	Y
Tin		CV Serumpun Sebalai	INDONESIA	Y
Tin		CV United Smelting	INDONESIA	Y
Tin		CV United Smelting	INDONESIA	Y
Tin		CV United Smelting	INDONESIA	Y
Tin		Dowa	JAPAN	Y
Tin		EM Vinto	BOLIVIA	Y
Tin		Estanho de Rondônia S.A.	BRAZIL
Tin		Fenix Metals	POLAND	ACTIVE
Tin		Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin		Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	Y
Tin		Gejiu Zi-Li	CHINA
Tin		Guangxi Pinggui PGMA Co. Ltd.	CHINA
Tin		Huichang Jinshunda Tin Co. Ltd	CHINA
Tin		Hyundai Steel	KOREA, REPUBLIC OF
Tin		Jiangxi Nanshan	CHINA
Tin		KOVOHUTE PRÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin		Linwu Xianggui Smelter Co	CHINA
Tin		Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	Y
Tin		Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Tin		Melt Metais e Ligas S/A	BRAZIL	Y
Tin		Metallo Chimique	BELGIUM	Y
Tin		Mineração Taboca S.A.	BRAZIL	Y
Tin		Minsur	PERU	Y
Tin		Mitsubishi Materials Corporation	JAPAN	Y
Tin		Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin		O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	ACTIVE
Tin		OMSA	BOLIVIA	Y
Tin		Poongsan Corporation	KOREA, REPUBLIC OF
Tin		Posco	KOREA, REPUBLIC OF
Tin		PT Alam Lestari Kencana	INDONESIA
Tin		PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin		PT Artha Cipta Langgeng	INDONESIA	ACTIVE
Tin		PT ATD Makmur Mandiri Jaya	INDONESIA	Y
Tin		PT Babel Inti Perkasa	INDONESIA	Y
Tin		PT Babel Surya Alam Lestari	INDONESIA
Tin		PT Bangka Kudai Tin	INDONESIA
Tin		PT Bangka Putra Karya	INDONESIA	Y
Tin		PT Bangka Timah Utama Sejahtera	INDONESIA
Tin		PT Bangka Tin Industry	INDONESIA	Y
Tin		PT Belitung Industri Sejahtera	INDONESIA	Y
Tin		PT BilliTin Makmur Lestari	INDONESIA	ACTIVE
Tin		PT Bukit Timah	INDONESIA	Y
Tin		PT DS Jaya Abadi	INDONESIA

3 of 4

Conflict Minerals Sources to TTM Assembly Divisions

2014

Metal (*)	Metal Total	Smelter Name (*)	Smelter Country (*)	Validated CFS?
Tin		PT Eunindo Usaha Mandiri	INDONESIA	Y
Tin		PT Fang Di MulTindo	INDONESIA
Tin		PT HP Metals Indonesia	INDONESIA
Tin		PT Inti Stania Prima	INDONESIA	Y
Tin		PT Karimun Mining	INDONESIA	ACTIVE
Tin		PT Mitra Stania Prima	INDONESIA	Y
Tin		PT Panca Mega Persada	INDONESIA	Y
Tin		PT Pelat Timah Nusantara Tbk	INDONESIA
Tin		PT Prima Timah Utama	INDONESIA	Y
Tin		PT REFINED BANGKA TIN	INDONESIA	Y
Tin		PT Sariwiguna Binasentosa	INDONESIA	ACTIVE
Tin		PT Seirama Tin investment	INDONESIA
Tin		PT Stanindo Inti Perkasa	INDONESIA	ACTIVE
Tin		PT Sumber Jaya Indah	INDONESIA	ACTIVE
Tin		PT Supra Sukses Trinusa	INDONESIA
Tin		PT Tambang Timah	INDONESIA	Y
Tin		PT Timah (Persero), Tbk	INDONESIA	Y
Tin		PT Tinindo Inter Nusa	INDONESIA	Y
Tin		PT Yinchendo Mining Industry	INDONESIA
Tin		Rui Da Hung	TAIWAN	ACTIVE
Tin		SGS	BOLIVIA
Tin		Soft Metais, Ltda.	BRAZIL	ACTIVE
Tin		Thai Nguyen NonFerrous Metal Co.	VIET NAM
Tin		Thaisarco	THAILAND	Y
Tin		White Solder Metalurgia e Mineração Ltda.	BRAZIL	Y
Tin		Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	ACTIVE
Tin	82	Yunnan Tin Company, Ltd.	CHINA	Y
Tungsten		A.L.M.T. Corp.	JAPAN	ACTIVE
Tungsten		Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten		Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	ACTIVE
Tungsten		Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten		Dayu Weiliang Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten		Fujian Jinxin Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten		Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten		Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Y
Tungsten		Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Y
Tungsten		Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	ACTIVE
Tungsten		Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Y
Tungsten		Global Tungsten & Powders Corp.	UNITED STATES	Y
Tungsten		Guangdong Xianglu Tungsten Co., Ltd.	CHINA	ACTIVE
Tungsten		H.C. Starck GmbH	GERMANY	ACTIVE
Tungsten		H.C. Starck Smelting GmbH & Co.KG	GERMANY	ACTIVE
Tungsten		Hunan Chenzhou Mining Group Co., Ltd.	CHINA	ACTIVE
Tungsten		Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Y
Tungsten		Japan New Metals Co., Ltd.	JAPAN	Y
Tungsten		Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Y
Tungsten		Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten		Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten		Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten		Kennametal Fallon	UNITED STATES	ACTIVE
Tungsten		Kennametal Huntsville	UNITED STATES	ACTIVE
Tungsten		Malipo Haiyu Tungsten Co., Ltd.	CHINA	Y
Tungsten		Nanchang Cemeted Carbide Limited Liability Company	CHINA
Tungsten		Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten		TaeguTec	KOREA, REPUBLIC OF
Tungsten		Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	ACTIVE
Tungsten		Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	Y
Tungsten		Wolfram Bergbau und Hütten AG	AUSTRIA	ACTIVE
Tungsten		Wolfram Company CJSC	RUSSIAN FEDERATION	ACTIVE
Tungsten		Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd	CHINA
Tungsten		Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten		Xiamen Tungsten Co., Ltd.	CHINA	Y
Tungsten	36	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	ACTIVE
265

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